UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2008 (February 12, 2008)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction of incorporation)

1-32886	73-0767549
(Commission File Number)	(IRS Employer Identification No.)

302 N. Independence Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

(580) 233-8955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Continental Resources previously announced that it will participate in Deutsche Bank 2008 Small and Mid Cap Growth Conference to be held in Naples, Florida on February 13-15, 2008. President Mark E. Monroe will present at the conference on Friday, February 15, 2008, at 8:40 a.m. Eastern Time. Mr. Monroe’s presentation will be webcast live on the Company’s website at www.contres.com. A copy of the presentation is being furnished as an exhibit to this report on Form 8-K.

Continental increased its commitment under its credit facility from $300 million to $400 million in connection with recent property acquisitions.

In accordance with General Instruction B.2 to Form 8-K, the information being filed under Items 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit Number	Description
99.1	Presentation dated February 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC. (Registrant)

Dated: February 12, 2008

	By:	/s/ John D. Hart
John D. Hart Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Presentation dated February 15, 2008